Exhibit 99.1

COMPANY CONTACT

Sean Mahoney

(240) 744-1150

FOR IMMEDIATE RELEASE

MONDAY, APRIL 1, 2013

DIAMONDROCK RAISES $102 MILLION FROM TWO SECURED FINANCINGS

Financings Lock in Interest Rates Below 4% for Ten Tears

BETHESDA, MD, April 1, 2013 – DiamondRock Hospitality Company (the “Company”) (NYSE: DRH) today announced that it raised $102 million through two separate secured, non-recourse financings with different lenders.

“These financings accomplished several key objectives for DiamondRock, including locking-in low interest rates for 10 years, eliminating outstanding borrowings on the Company’s credit facility and funding our previously announced renovation and repositioning program,” stated Mark W. Brugger, Chief Executive Officer of the Company.

The financings include a $31 million mortgage loan secured by The Lodge at Sonoma Renaissance Resort & Spa with a term of ten years and a fixed interest rate of 3.96% and a $71 million mortgage loan secured by the Westin San Diego with a term of ten years and a fixed interest rate of 3.94%. Principal repayments on each loan will be based on a 30-year amortization schedule. The loans are property-specific and non-recourse to the Company subject to standard exceptions.

The loan proceeds will be utilized to fully repay the $45 million currently outstanding on the Company’s credit facility and fund a portion of its 2013 and 2014 capital expenditures. After repaying the outstanding balance on its credit facility, the Company will have $200 million of credit facility borrowing capacity, which is expected to be available to fund the acquisition of the Hilton Garden Inn Times Square South, anticipated in mid-2014. After completion of these financings, 13 of the Company’s 27 hotels remain unencumbered by any property-specific debt. Moreover, the Company will have no corporate debt and no outstanding preferred securities.

About the Company

DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of premium hotel properties. The Company owns 27 premium hotels with approximately 11,600 rooms and holds the senior mortgage loan on another premium hotel. The Company’s hotels are generally operated under globally recognized brands such as Hilton, Marriott, and Westin. For further information, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “anticipate,” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; our ability to complete acquisitions; the performance of acquired properties after they are acquired; necessary capital expenditures on the acquired properties; and our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described from time to time in our filings with the Securities and Exchange Commission. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.